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                                                                       EXHIBIT 9

                               [VALIC LETTERHEAD]


                                 April 27, 1998

Cynthia A. Toles
Senior Associate General
Counsel and Secretary



Board of Directors
The Variable Annuity Life
Insurance Company
2929 Allen Parkway
Houston, TX 77019

Gentlemen:

This opinion is furnished in connection with the filing of a registration statement on Form N-4 ("Registration Statement") by The Variable Annuity Life Insurance Company ("VALIC") and The Variable Annuity Life Insurance Company Separate Account A ("Separate Account A"). The securities being registered under the Registration Statement are units of interest ("Units") to be issued by Separate Account A pursuant to certain single payment and flexible payment individual and group variable annuity contracts ("Contracts") described in the Registration Statement.

I am Senior Associate General Counsel and Secretary of VALIC, and in such capacity I am familiar with VALIC's Articles of Incorporation and By-Laws and have reviewed all statements, records, instruments and documents which I have deemed it necessary to examine for the purpose of this opinion. I have examined the form of the Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of Units to be issued by Separate Account A in connection with the Contracts. I am familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of the Units. Based upon a review of these documents and such laws that I consider appropriate, I am of the opinion that:

1. VALIC is a duly incorporated life insurance company under the laws of the State of Texas.

2. Separate Account A is duly organized under the provisions of the Texas Insurance Code, under which income, gains, or losses, whether realized or unrealized, from assets allocated to the Separate Account, are, in accordance with the terms of the Contracts, credited to or charged against Separate Account A without regard to the income, gains, or losses to VALIC.

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Board of Directors
April 27, 1998
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3.       The portion of the assets to be held in Separate Account A equal to the reserves and other liabilities under the Contracts will not be chargeable with liabilities arising out of any other business VALIC may conduct.

4. The Contracts have been duly authorized by VALIC and, when issued in the manner contemplated by the Registration Statement, the Units thereunder will constitute legal, validly issued, and binding obligations of VALIC in accordance with the terms of the Contracts.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Respectfully submitted



                                        Cynthia A. Toles